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                                                                  EXHIBIT (j)(2)







                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Accountants" in the Registration Statement (Form N-1A) and in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment
No. 30 to the Registration Statement under the Securities Act of 1933 (Registration No.33-00628) and in this Amendment No.32 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4424).


                                                  /s/Ernst & Young LLP

                                                  ERNST & YOUNG LLP


Chicago, Illinois
June 21, 2000